AGREEMENT OF PURCHASE AND SALE


                                  By and Among


                               L.B. Foster Company

                                       And


                           Monitor Acquisition Co. LLC





                               September 13, 2000








                                 TABLE OF CONTENTS
                                                                          Page

1.      Purchase and Sale of Assets..........................................1
        1.1.     Transfer of Assets..........................................1
        1.2.     Liabilities Retained by Seller..............................3
        1.3.     Liabilities Assumed by Buyer................................4
        1.4.     Excluded Assets.............................................4
        1.5.     Permitted Encumbrances......................................4
2.      Purchase Price Payment; Other Closing Deliveries; Closing............5
        2.1.     Purchase Price..............................................5
        2.2.     Payment of the Purchase Price...............................5
        2.3.     Allocation of Purchase Price................................5
        2.4.     Closing and Closing Date....................................5
        2.5.     Items to be Delivered by Seller at Closing..................5
        2.6.     Items to be Delivered by Buyer at Closing...................8
3.      Representations and Warranties of Seller............................10
        3.1.     Corporate Status...........................................10
        3.2.     Corporate Power and Authority..............................10
        3.3.     Enforceability.............................................10
        3.4.     Ownership of Assets........................................10
        3.5.     Adequacy of Assets.........................................10
        3.6.     Financial Statements; Undisclosed Liabilities..............10
        3.7.     Absences of Adverse Changes or Other Events................11
        3.8.     Leased Real Estate.........................................12
        3.9.     Owned and Leased Tangible Personal Property................12
        3.10.    [Intentionally Omitted.]...................................12
        3.11.    Patents and Certain other Intellectual Property Rights.....12
        3.12.    Engineering Drawings and Know-How..........................14
        3.13.    Prepaid Items and Deposits.................................14
        3.14.    Insurance and Bonds........................................14
        3.15.    Product Warranties.........................................14
        3.16.    Contracts..................................................14
        3.17.    Proposals and Bids.........................................15
        3.18.    Agreements with Employees..................................15
        3.19.    Insider Contracts..........................................15
        3.20.    Other Material Contracts...................................16
        3.21.    Customers..................................................16
        3.22.    Taxes......................................................16
        3.23.    Environmental Matters......................................17
        3.24.    Compliance with Other Laws.................................17
        3.25.    Absence of Conflict or Breach..............................18
        3.26.    Consents and Approvals.....................................18
        3.27.    Litigation.................................................18
        3.28.    No Undisclosed Information.................................18
4.      Representations and Warranties of Buyer.............................18
        4.1.     Corporate Status...........................................19
        4.2.     Corporate Power and Authority..............................19
        4.3.     Litigation.................................................19
        4.4.     Disclosure.................................................19
5.      Intentionally Omitted...............................................19
6.      Covenants of Seller.................................................19
7.      Intentionally Omitted...............................................22
8.      Conditions to Obligations of Buyer..................................22
        8.1.     Representations, Warranties and Covenants..................22
        8.2.     FIRPTA Certificate.........................................22
        8.3.     Intentionally Omitted......................................22
        8.4.     Delivery of Assets to be Acquired..........................22
        8.5.     No Litigation..............................................22
        8.6.     Required Consents..........................................23
        8.7.     Satisfaction of Liens......................................23
        8.8.     Employment Agreements......................................23
        8.9.     Documents..................................................23
9.      Conditions to Obligations of Seller.................................23
        9.1.     Representations, Warranties and Covenants..................23
        9.2.     No Litigation and Lack of Consent..........................23
        9.3.     Delivery of Purchase Price.................................24
10.     Indemnification.....................................................24
        10.1.    Indemnification by Seller..................................24
        10.2.    Indemnification by Buyer...................................26
        10.3.    Notice of Claims...........................................26
        10.4.    Survival of Indemnity Obligation...........................27
        10.5.    Exclusive Remedy...........................................28
11.     Earn-Out Payments...................................................28
        11.1.    General....................................................28
        11.2.    Definitions................................................28
        11.3.    Earn-Out Payments..........................................29
        11.4.    Earn-Out Statement.........................................30
        11.5.    Payment....................................................32
        11.6.    Buy-Out Provisions.........................................32
        12.     Prorations and Allocations..................................33
        13.     Costs and Expenses..........................................34
        14.     Absence Broker or Finder....................................34
        15.     Instruments of Further Assurance............................34
        16.     Right of Buyer to Nominate Related Company..................35
        17.     News Releases...............................................35
        18.     Successors and Assigns......................................35
        19.     Governing Law...............................................35
        20.     Execution in Counterparts...................................36
        21.     Miscellaneous...............................................36
        21.1.    Entire Agreement...........................................36
        21.2.    Amendments.................................................36
        21.3.    Headings and Captions......................................36
        21.4.    Gender and Number..........................................36
        21.5.    Notices....................................................36
        21.6.    Severability...............................................37
        21.7.    Bulk Sales.................................................37
        21.8.    No Third Party Beneficiaries...............................38
        21.9.    No Waiver..................................................38
        21.10.   Schedules and Exhibits.....................................38
        21.11.   Knowledge..................................................38


                         AGREEMENT OF PURCHASE AND SALE

     This Agreement of Purchase and Sale (this "Agreement") is made this 13th day of September, 2000 by and between L.B. FOSTER COMPANY, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania ("Seller"), and MONITOR ACQUISITION CO. LLC, a limited liability company organized and existing under the laws of the State of Delaware ("Buyer").

                              W I T N E S S E T H :

                                   BACKGROUND

     WHEREAS, Buyer desires to purchase from Seller, Fosmart Inc., a Delaware corporation or Natmaya, Inc., a Delaware corporation, each a wholly-owned
subsidiary   of  the  Seller   (each,   a   "Subsidiary"   and   together,   the
"Subsidiaries"), and Seller desires to sell to Buyer and to cause the Subsidiaries to sell to Buyer, on the terms and conditions hereinafter set forth, all of the properties, rights and assets of Seller of every kind and description, except the Excluded Assets (as hereinafter defined), which are primarily used or held for use in connection with, or necessary for or material to, or directly resulting from the operation of, Seller's business of designing, developing, marketing and manufacturing mass spectrometers (the "Acquired Business"), including, but not limited to (i) all of the assets purchased by Seller under that certain Agreement of Purchase and Sale (the "1997 Purchase Agreement"), dated May 6, 1997, among Industrial Scientific Corporation ("ISC"), a Pennsylvania corporation, Industrial Scientific of Delaware, Inc., a Delaware corporation and Seller, and all products and works-in-process in any manner arising therefrom or relating thereto, whether developed by Seller, the Subsidiaries or, to the extent transferable, any of Seller's employees (the "Predecessor Assets").

     NOW, THEREFORE, for and in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Seller and Buyer covenant, represent, warrant, stipulate and agree as follows:

1.       Purchase and Sale of Assets.

     1.1. Transfer of Assets. Subject to and in accordance with the terms of this Agreement, on the Closing Date, as defined in Section 2.4 hereof, Seller and the Subsidiaries shall sell, convey, transfer, assign and deliver to Buyer free and clear of all liens, encumbrances or adverse claims of any kind
("Liens") (except for Permitted Encumbrances, as such term is defined in Section 1.5 hereof), and Buyer shall purchase and accept from Seller, all of Seller's (and any of its affiliates') right, title, interest and benefit in and to the properties, rights and assets of Seller (or any such affiliate) of every kind and character, real, personal, tangible, intangible or mixed, primarily used by, or primarily held by Seller (or any such affiliate) in connection with, or necessary for or material to, or directly resulting from the operation of, the Acquired Business, except the Excluded Assets (collectively, the "Assets"), which shall include but not be limited to, the following:

     (a) all items of tangible personal property owned, leased or used by Seller (or any of its affiliates) primarily in connection with the Acquired Business, including, but not limited to, all equipment, inventory, supplies, vehicles, furnishings and other personal property of any nature, all of which are more fully described in Schedule 3.9 or Schedule 3.12, and all owned realty, leasehold and other interests in real property, buildings and improvements and construction-in-progress, all of which are more fully described in Schedule 3.8;

     (b) all of the intangible property (including, without limitation, the goodwill of the Acquired Business) and intellectual property and intellectual property rights owned, leased, licensed, held or used by Seller or any of its affiliates primarily in connection with the Acquired Business, and all licenses, franchises, permits, authorizations, agreements and arrangements that concern the same or that concern like items owned, licensed, leased, held or used by others and used by Seller or any of its affiliates primarily in connection with the Acquired Business (collectively, the "Intellectual Property"), including, without limitation, all software (including, but not limited to, all source codes and object codes), products, trade secrets, inventions, improvements, technology, know-how, processes, methods, plans, data (including, but not limited to, research data), marketing plans and strategies, forecasts, trademarks, service marks, domain names, trade names (including, without limitation, the names "Monitor Group" and "Monitor" and any variations thereof), patents and patent rights, logos and copyrights, including, but not limited to
(i) any of the foregoing in respect of or in any manner primarily relating to or resulting from the Predecessor Assets, and (ii) those trademarks and trademark registrations (both state and federal), service marks and service mark registrations (both state and federal), domain names and domain name registrations, trade names, patents (including all reissues, divisions, continuations, extensions and foreign counterparts thereof) and patent disclosure documents, logos, copyright registrations and applications for any of the foregoing (including all abandoned applications therefor) listed on Schedule 3.11;

     (c) all operating data and records of Seller or any of its affiliates primarily relating to the Acquired Business, including, without limitation, client and customer lists and records, referral sources, research and development reports and records, production reports and records, equipment logs, operating guides and manuals, copies of financial, accounting and personnel records, correspondence and other similar documents and records;

     (d) all licenses, permits and other governmental approvals and authorizations, whether federal, state or local, owned, held or utilized by Seller or any of its affiliates primarily in connection with the Acquired Business and all pending applications therefor, in each case to the extent transferable to Buyer, each of which is listed on Schedule 3.24;

     (e) all of the rights of Seller or any of its affiliates to, in and under any existing contracts with purchasers which Buyer assumes pursuant to
Section 2.5, and all other contracts or agreements primarily relating to the Acquired Business, including, but not limited to, all contracts and other arrangements with employees of Seller or any of its affiliates primarily in respect of the Acquired Business, and all variances, easements, right-of-way agreements and options, claims, contract rights, goodwill and the right to use the names "Monitor Group" and "Monitor" and all variants thereof; all of which are more fully described in the various Schedules attached hereto; and

     (f) all other properties, rights and assets of every kind, character or description owned, leased, licensed, used or held for use by Seller or any of its affiliates primarily in connection with the Acquired Business, whether or not similar to the items specifically set forth above, including, without limitation, the Predecessor Assets and, to the extent transferable, all properties, rights and assets of every kind, character or description which hereafter may become the property of Seller under the terms of Seller's Employment Agreement with Anthony N. Duryea listed on Schedule 3.18 hereof.

     1.2. Liabilities Retained by Seller. Seller shall retain, and Buyer shall not assume and shall not have any liability or obligation of any kind whatsoever with respect to, any indebtedness, obligations or other liabilities of Seller or any of its affiliates of any kind whatsoever, whether pursuant to contract or otherwise, except for those contractual liabilities and obligations of Seller which shall be expressly assigned by Seller and assumed by Buyer pursuant to the various assignment and assumption agreements identified in Section 2.5 hereof (all such liabilities and obligations retained by Seller are collectively referred to herein as the "Retained Liabilities"). In amplification thereof, Seller and Buyer acknowledge and agree that Buyer shall not assume, and the Retained Liabilities shall include, any liability for leasehold rentals, any taxes (including, but not limited to, any federal, state or local income, property, withholding, employment, sales, use, excise or other taxes) and any interest and penalties thereon and additions thereto, any liability for wages, salaries or overtime, vacation pay, holiday pay or for any other employee benefits or arising under or relating to any employee benefit plan, or any other obligation or liability of Seller or any of its affiliates whatsoever, on, arising out of or attributable to the conduct of the Acquired Business or use of the Assets through the Closing Date; provided, however, that Buyer shall assume the liability for the performance after the Closing Date of all Seller's obligations under the contracts which are expressly assigned to it by Seller and assumed by Buyer as provided in Section 2.5 hereof.

     1.3. Liabilities Assumed by Buyer. Buyer shall assume and be responsible for all liabilities and obligations arising from and after the Closing Date under those contracts assigned by Seller and assumed by Buyer pursuant to the various assignment and assumption agreements identified in Section 2.5 hereof. Except as expressly set forth in the preceding sentence, and without limiting the generality of Section 1.2 hereof, Buyer shall not assume and shall not have any liability or obligation for any of the liabilities or obligations of Seller or any of its affiliates of any kind whatsoever, whether known or unknown, absolute, accrued, contingent or otherwise, all of which shall constitute Retained Liabilities.

     1.4. Excluded Assets. Notwithstanding the foregoing, it is specifically agreed that the following assets are excluded from the Assets: all cash in bank accounts of Seller; all accounts receivable of Seller; all prepaid insurance and surety bonds; all rights to refunds of federal and state taxes (and penalties and interest thereon) previously paid by Seller; each of the assets which are specifically listed on Schedule 1.4 as Excluded Assets; and all rights which accrue to or are retained by Seller under and by virtue of this Agreement (collectively, the "Excluded Assets").

     1.5. Permitted Encumbrances. The Acquired Business and the Assets are to be sold and conveyed to Buyer free and clear of all Liens except the following (the "Permitted Encumbrances"):

     (a) Any laws, regulations, building codes, or ordinances (including those relating to zoning building and environmental protection) relating to the use, occupancy, subdivision or improvement of the premises at which Seller conducts operations of the Acquired Business which have been adopted or imposed by any governmental body, provided that they do not, individually, or in the aggregate, prohibit or interfere with the operations of the Acquired Business or the use of the Assets in the manner in which such operations are presently conducted or the manner in which the Assets are presently used or otherwise give rise to any liability;

     (b) Any taxes, assessments and other governmental charges in the nature of taxes not yet due and payable as of the Closing Date, which shall be apportioned as provided in Section 12 hereof;

     (c) Any statutory Liens or encumbrances that apply generally in favor of commercial landlords; provided, however, that no events have occurred which would give any commercial landlord any right to enforce such Liens or encumbrances; and

     (d) Any mechanics', carriers', workmen's, repairmen's and other like Liens which have not been perfected arising or incurred in the ordinary course of business of the Acquired Business that will be satisfied by Seller in due course following the Closing.

2.       Purchase Price Payment; Other Closing Deliveries; Closing.

     2.1. Purchase Price. Buyer shall acquire and accept the Assets from Seller and shall pay to Seller the aggregate amount of One Million Five Hundred Thousand Dollars ($1,500,000) for the Assets (the "Purchase Price"), plus the Earn-Out Payments provided for in Section 11 hereof.

     2.2. Payment of the Purchase Price. On the Closing Date, Buyer shall pay the full amount of the Purchase Price to Seller by wire transfer of Federal funds in the amount of One million Five Hundred Thousand Dollars ($1,500,000).

     2.3. Allocation of Purchase Price. The Purchase Price shall be allocated among the Assets in accordance with Schedule 2.3. Schedule 2.3 shall be prepared in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"). Buyer and Seller agree to be bound by such allocation and to file all returns and reports in respect of the transactions herein contemplated, including, but not limited to, all federal, state and local tax returns, on the basis of such allocation.

     2.4. Closing and Closing Date. The closing hereunder (the "Closing") shall take place at the offices of Seller (or by mail and facsimile, if the parties hereto so agree) at 10:00 A.M., local time, on September 13, 2000 or at such other place and time and date as may be agreed to in writing by Seller and Buyer. The date for Closing as determined under this Section 2.4 is herein called the "Closing Date."

     2.5. Items to be Delivered by Seller at Closing. In addition to its delivery to Buyer of the Assets, at or prior to the Closing, Seller shall execute, acknowledge and deliver (or, with respect to any patents or patent applications held by the Subsidiaries, cause each Subsidiary to execute, acknowledge and deliver) to Buyer the following in form and substance reasonably acceptable to Buyer;

     (a) an assignment agreement with respect to the lease for real property and personal property, other than excluded Assets described in Schedule 3.8 and
Schedule 3.9, together with the executed consent to such assignment of the landlord (and lessor) thereunder (the "Assignment and Amendment of Lease Agreement");

     (b) an assignment and assumption agreement with respect to each of the contracts described in Schedule 3.16 and (to the extent transferable) any and all transferable rights of Seller (but none of Seller's obligations) under each of the employment agreements and confidentiality agreements described in
Schedule 3.18 (the "Assignment and Assumption of Contracts");

     (c) an assignment agreement with respect to all Intellectual Property (as defined in Section 1.1(b)) described in Section 1.1(b) or Schedule 3.11, together with all of the goodwill connected or associated therewith (the "Assignment of Intellectual Property");

     (d) separate assignment agreements with respect to each of the patents and patent applications, trademark registrations and applications therefor and copyright registrations and applications therefor described in Schedule 3.11, together with all of the goodwill connected or associated therewith, in form and substance suitable for recording in the United States Patent and Trademark Office or the United States Copyright Office, as the case may be (the "PTO Assignments");

     (e) separate master foreign patent assignments from each of the Subsidiaries with respect to the foreign patents and patent applications, described in Schedule 3.11, together with all goodwill connected or associated therewith (the "Assignment of Foreign Rights");

     (f) a general assignment and bill of sale with respect to the Assets (the "Bill of Sale");

     (g) possession of the business premises of the Acquired Business free of all tenants, licensees and occupants, including sets of all keys to such premises, codes and alarm codes in the possession or under the control of Seller;

     (h) originals (if available, otherwise photocopies) of each of the permits, licenses and other authorizations described in Schedule 3.24, if any;

     (i) officer's certificates of Seller, each dated as of the Closing Date, whereby Seller certifies the accuracy of the representations and warranties made by it in Article III and that each of the conditions to the obligations of Buyer hereunder has been satisfied;

     (j) a certificate dated as of the Closing Date from the corporate secretary or assistant secretary of Seller, certifying that attached to such certificate are (i) resolutions of the Board of Directors of Seller which have duly authorized Seller's execution, delivery and performance of this Agreement and the consummation of the transactions contemplated thereby, and (ii) the Articles of Incorporation and By-laws of Seller as then in effect, together with a signature and incumbency certificate;

     (k) certificates of good standing of Seller dated not more than 20 days prior to the Closing Date, issued by the Secretary of State of the Commonwealth of Pennsylvania;

     (l) copies of all real and personal property leases, operating contracts, employment agreements and confidentiality agreements, patents, trademark, domain name and copyright registration certificates and applications therefor and all other written agreements and instruments described in the various Schedules attached hereto;

     (m) copies of all requisite governmental or other third party consents or approvals with respect to the transactions contemplated in this Agreement; and

     (n) an opinion of Seller's legal counsel, David L. Voltz, in form and substance reasonably satisfactory to counsel for Buyer, to the effect that:

     (i) Seller is a duly incorporated and existing corporation in good standing under the laws of the Commonwealth of Pennsylvania;

     (ii) This Agreement and the other agreements and instruments executed in connection herewith have each been duly authorized, executed and delivered by Seller and constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, and the enforceability thereof may be affected by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally and the possible unavailability of certain equitable remedies, including the remedy of specific performance;

     (iii) Seller has the power and authority to execute, deliver and perform this Agreement and each of the other documents and instruments contemplated hereby, and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and each of the other documents and instruments contemplated hereby have been duly authorized by all necessary action by law, the Articles of Incorporation and By-laws of Seller and otherwise by Seller;

     (iv) The execution and delivery of this Agreement and the other documents and instruments contemplated hereby do not, and the performance by Seller of the transactions contemplated hereby and thereby will not: (x) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency or court to which Seller is subject or any provision of the Articles of Incorporation or By-laws of Seller; or (y) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Seller is a party or by which Seller is bound or to which any of the Assets is subject (or result in the imposition of any lien, charge or other encumbrance upon any of the Assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice or lien, charge or encumbrance would not have a material adverse effect on the Acquired Business or on the ability of the parties to this Agreement to fulfill their obligations or consummate the transactions contemplated by this Agreement.

     2.6. Items to be Delivered by Buyer at Closing. In addition to its payment of the Purchase Price, at or prior to the Closing, Buyer shall execute, acknowledge and deliver to Seller the following in form and substance reasonably acceptable to Seller:

     (a) the Assignment and Amendment of Lease Agreement;

     (b) the Assignment and Assumption of Contracts;

     (c) an officer's certificate dated as of the Closing Date whereby Buyer certifies the accuracy of the representations and warranties set forth in
Article IV and that each of the conditions to the obligations of Seller hereunder has been satisfied;

     (d) a certificate from the managing member of Buyer, certifying that attached to such certificate are (i) resolutions of the Members of Buyer which have duly authorized Buyer's execution, performance and delivery of this Agreement and the transactions contemplated thereby, and (ii) the Certificate of Formation and Limited Liability Company Agreement of Buyer as then in effect, together with a signature and incumbency certificate; and

     (e) an opinion of its counsel, Debevoise & Plimpton, in form and substance reasonably satisfactory to counsel for Seller, to the effect that:

     (i) Buyer is a duly formed and existing limited liability company in good standing under the laws of the State of Delaware with limited liability company power to enter into and perform this Agreement; and

     (ii) This Agreement has been duly authorized, executed and delivered by Buyer and constitutes its legal, valid and binding obligation enforceable against Buyer in accordance with its terms, except as the enforceability thereof may be affected by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally and the possible unavailability of certain equitable remedies, including the remedy of specific performance;

     (iii) Buyer has the limited liability company power and authority to execute, deliver and perform this Agreement, and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary limited liability company action by Buyer; and

     (iv) The execution and delivery of this Agreement and the other documents and instruments contemplated hereby do not, and the performance by Buyer of the transactions contemplated hereby and thereby will not: (x) to its knowledge, violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency or court to which Buyer is subject, (y) violate any provision of the Certificate of Formation of Buyer; or (z) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Buyer is a party or by which Buyer is bound or to which any of Buyer's assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice or lien, charge or encumbrance would not have a material adverse effect on the ability of Buyer to fulfill its obligations or consummate the transactions contemplated by this Agreement.

3.       Representations and Warranties of Seller.

     Seller represents and warrants to Buyer, as of the date hereof and as of the Closing Date, as follows:

     3.1. Corporate Status. Seller is a corporation duly organized, validly existing and in good standing under the laws of Pennsylvania and will continue to be so as of the Closing Date. Seller has full power and authority to carry on its business, including the Acquired Business, as conducted at the present time.

     3.2. Corporate Power and Authority. The execution and delivery by Seller of this Agreement and each of the documents and instruments contemplated hereby to be executed by it and the performance by Seller of its obligations hereunder and thereunder have been duly authorized by Seller's Board of Directors and by any and all other necessary corporate action. Seller has full corporate right, power, legal capacity and authority to enter into and perform its obligations under this Agreement and each of the documents and instruments contemplated hereby to be executed by it in accordance with their respective terms and to transfer to Buyer good and marketable title to the Assets.

     3.3. Enforceability. This Agreement and each of the other agreements, documents and instruments contemplated hereby, constitutes and will constitute the valid and legally binding obligation of Seller in accordance with its terms.

     3.4. Ownership of Assets. Each of Seller and/or the Subsidiaries is the owner of the Assets, and has good and marketable title to all of the Assets, free and clear of all Liens except for Permitted Encumbrances; no other person, firm or corporation will have at Closing any interest whatsoever in any of the Assets; and the purchase and sale provided for herein will vest in Buyer good and marketable title to the Assets free and clear of all Liens except for Permitted Encumbrances.

     3.5. Adequacy of Assets. The Assets constitute, in the aggregate, all of the property and assets, including, but not limited to, all of the Intellectual Property (but excluding general corporate overhead and intellectual property used by the Seller primarily in the operation of its other businesses) necessary for the conduct of the Acquired Business in the manner in which and to the extent to which it is currently being, and has historically been, conducted.

3.6.     Financial Statements; Undisclosed Liabilities.

     (a) The accounting information shown on the "Financial Statement" set forth as Schedule 3.6 is in accordance with the books and records of the Seller, in all material respects, and represents selected financial data, including tangible and intangible asset investments, development expenses, sales and marketing expenses, and sales data of the Seller directly related to the Acquired Assets as of the dates and periods indicated, in each case in conformity with GAAP consistently applied with the exception that inventory and plant equipment expenditures following the acquisition of the Acquired Business by Seller were routinely written off as period costs.

     (b) Seller does not have, primarily in relation to the Acquired Business, any liabilities or obligations of any nature, whether known, unknown, absolute, accrued, contingent or otherwise and whether due or to become due, except (i) as and to the extent disclosed on, or reserved against on the face of the Financial Statements and (ii) for liabilities and obligations that are (A) incurred after June 30, 2000 in the ordinary course of the business and are not prohibited by this Agreement and (B) individually and in the aggregate would not have or result in a material adverse effect on the Acquired Business.

     3.7.  Absences of Adverse  Changes or Other Events.  Except as set forth on
Schedule 3.7, since June 30, 2000, Seller has not, primarily with respect to the Acquired Business or the Assets:

     (A) created or incurred any liability (absolute or contingent) except for unsecured current liabilities under contracts entered into in the ordinary course of business consistent with past practices;

     (B) loaned any money or otherwise pledged the credit of Seller, or mortgaged, pledged or subjected to any Lien or otherwise encumbered any of the Assets;

     (C) sold, transferred, conveyed, assigned, returned to the vendor thereof or otherwise disposed of any of the Assets except for the sale of products in the ordinary course of business consistent with past practices, or increased or decreased its inventory above or below levels customarily maintained;

     (D) waived any rights of substantial value;

     (E) made any capital commitments or expenditures or capital additions or improvements which in the aggregate exceed Five Thousand Dollars ($5,000), or made any unusual or extraordinary commitment or expenditure;

     (F) suffered any labor disputes or organization activity by its employees;

     (G) become bound by or entered into any contract, commitment or transaction other than in the ordinary course of business consistent with past practices;

     (H) adjusted in any way, either directly or indirectly the compensation or benefits paid or payable to any shareholder, officer, director, consultant, agent or employee;

     (I) transferred, granted or been granted any rights or licenses under any Intellectual Property other than in the ordinary course of business consistent with past practices, or entered into any settlement regarding the breach or infringement of any Intellectual Property;

     (J) entered into any contract or agreement to do or perform any of the foregoing actions; or

     (K) suffered or sustained any material adverse change in the Assets or liabilities or in the business or condition, financial or otherwise, of the Acquired Business.

     3.8. Leased Real Estate. Seller is the lessee under the real estate leases described on Schedule 3.8, and Seller (primarily in connection with the Acquired Business) has no other interest in any real estate and does not conduct business or operations at any location other than those described in such Leases. Seller now enjoys quiet and undisturbed possession under each lease described on
Schedule 3.8. Such real estate is free and clear of any zoning or use or building restriction or any pending, proposed or threatened zoning or use or building restriction which would either singly or in the aggregate, interfere in any material way with the present or any currently intended use of any of such leased real estate. Each lease is valid and binding and in full force and effect, and is not in default as to the payment of rent or otherwise.

     3.9. Owned and Leased Tangible Personal Property. All material items of tangible personal property owned or leased by Seller in connection with the Acquired Business (other than personal property used generally by the Seller in its corporate offices) are fully described on Schedule 3 9. Except as described on Schedule 3.9, Seller has good and marketable title to all such owned tangible personal property free and clear of any Lien whatsoever, except for Permitted Encumbrances. All leases with respect to such leased tangible personal property are valid and binding and in full force and effect, and are not in default as to the payment of rent or otherwise.

     3.10. [Intentionally Omitted.]

     3.11. Patents and Certain other Intellectual Property Rights. Attached hereto as Schedule 3.11 is a true and correct listing of all of the patents and patent applications (including all reissues, divisions, continuations, extensions and foreign counterparts thereof), patent disclosure documents, inventions, improvements, trademarks and service marks, trademark and service mark registrations (both state and federal), trademark and service mark applications, domain names and domain name registrations, trade names and copyrights (whether or not registered) and copyright registrations and applications owned, licensed, leased, held or used by Seller or any affiliate of Seller in connection with the Acquired Business and which constitute a portion of the Intellectual Property (other than intellectual property that is used by the Seller primarily in its other businesses) (including the nature of Seller's or its affiliate's interest, i.e., whether owned, licensed or leased), and all licenses, franchises, permits, authorizations, agreements and arrangements that concern the same or that concern like items owned, licensed, leased, held or used by others and used by Seller in connection with the Acquired Business (other than those that are used by Seller primarily in its other businesses), true and correct and complete copies of all such licenses, franchises, permits, authorizations, agreements and arrangements having heretofore been delivered by Seller to Buyer. Except as disclosed on Schedule 3.11, all such patents, trademarks, trade names, domain names, service marks, copyrights and registrations and all licenses, franchises, permits, authorizations, agreements and arrangements are subsisting and in force and free from any default on the part of Seller, and Seller has not received any notice of any action, suit, proceeding or investigation relating thereto or threatening the ownership, validity or enforceability of any thereof. Except as disclosed on Schedule 3.11, no claims have been asserted or threatened in writing, and no claims are pending, by any person or entity regarding the use of any Intellectual Property, or challenging or questioning the ownership, validity or effectiveness of any of the Intellectual Property or of any license, agreement or arrangement relating thereto, and Seller does not know of any basis for any such claim, nor does Seller know of any such claim against any third party for infringement or misappropriation of any of Seller's rights to the Intellectual Property. Except as disclosed on Schedule 3.11, in the conduct of the Acquired Business, Seller has not, and Seller's use of the Intellectual Property in the ordinary course of the Acquired Business as currently conducted does not misappropriate the property of or breach or infringe on the rights of any person or entity within any of the countries which are covered by the patents (whether issued or pending) listed on Schedule 3.11. The Assets include, and Seller owns or is licensee of, all rights to all of the items of Intellectual Property that are listed on Schedule 3.11, and all such items constitute the only intellectual property and intellectual property rights that are necessary to conduct the Acquired Business in the manner in which it is currently conducted. Each item of Intellectual Property is fully transferable to Buyer free and clear of any Liens other than Permitted Encumbrances and the purchase and sale provided for herein will vest in Buyer good and marketable title to (or full right to make, use, copy, distribute and sell, with respect to any and all licenses of rights held by Seller) all of the Intellectual Property, no assignment, sale, agreement or encumbrance having heretofore been entered into by Seller or any predecessor thereof which would conflict with the assignment to Buyer of any of the Intellectual Property. Seller has the right to assign to Buyer any and all licenses (if any) to which Seller is a party that relate to the Intellectual Property.

     3.12.   Engineering   Drawings  and  Know-How.   Except  as  set  forth  on
Schedule 3.12, Seller owns free and clear of any claim or restriction or royalty or other payment all of the Assets owned by Seller, and has the right to use all other Assets in the manner as currently used in the Acquired Business. The Assets include all of Seller's right title and interest to all manufacturing, engineering and other drawings, designs, product formulae, technology, and other data and information (whether completed or in development), and trade secrets and know-how, owned or used by, and material to, Seller in connection with any mass spectrometer and/or the Acquired Business (other than any of the foregoing used by the Seller primarily in its other businesses).

     3.13. Prepaid Items and Deposits. Attached hereto, made part hereof and marked Schedule 3.13 is a true and correct description of all of the prepaid items and deposits of or in respect of the Acquired Business as of August 31, 2000.

     3.14.  Insurance and Bonds.  Attached  hereto,  made part hereof and marked
Schedule 3.14 is a true and correct description listing all policies of insurance and all surety and other bonds to which Seller in respect of the Acquired Business now is a party, or during the immediately preceding seventy-two (72) months was a party. All of such policies and bonds which have expired were valid and in full force and effect during their respective terms, and all other of such policies and bonds are valid and in full force and effect at the present time, and no claim has been made, or notice given, and there exists no ground, to cancel or avoid any of said policies or bonds or to reduce the coverage provided thereby.

     3.15. Product Warranties. Except as set forth on Schedule 3.15, which is made part hereof, neither Seller nor, to the best of Seller's knowledge, any predecessor of Seller (with respect to the Acquired Business), has at any time prior to the date hereof sold or otherwise distributed any products relating to or in connection with the Assets or the Acquired Business. Except as set forth in Schedule 3.12, there are no product warranties outstanding with respect to any such products, the Assets or the Acquired Business, no such products have been returned to Seller or any predecessor of Seller with respect to the Acquired Business by any third party purchaser, no product warranty claims relating to or in connection with the Assets or the Acquired Business have been made against Seller or any predecessor of Seller with respect to the Acquired Business, and Buyer will have no obligation or liability in respect of any products or product warranties sold, distributed or issued, as the case may be, relating to or in connection with the Assets or the Acquired Business on or prior to the Closing Date.

     3.16. Contracts. Attached hereto, made part hereof and marked Schedule 3.16 is a true and correct description of all of the contracts or like obligations of every kind of Seller in respect of the Acquired Business (other than those contracts of Seller applicable primarily to the Seller's other businesses) which have not been described on one or more of the various Schedules hereto. Except as set forth on Schedule 3.16, Seller is not in default under any of said contracts, and no claim of default thereunder has been asserted against Seller, and no condition or state of facts exists which, with notice or the passage of time or both, would constitute a default under any of said contracts, as to time or manner of performance, or as to warranties thereunder, or otherwise.

     3.17. Proposals and Bids. There are no proposals or bids which Seller in respect of the Acquired Business has outstanding with respect to prospective contracts.

3.18.    Agreements with Employees.

     (A) Except as set forth on Schedule 3.18, Seller is not (with respect to the Acquired Business) a party to any employment, severance or change of control agreement, written or oral.

     (B) Except as set forth on Schedule 3.18, Seller has, with respect to the Acquired Business, no pension, profit sharing, short term disability or other employee benefit plan (including, without limitation, any equity based plan or incentive compensation plan), or any health care, life insurance or other employee welfare plan, for its employees (collectively, "Employee Benefit Plans"). Each of the Employee Benefit Plans has been operated in material compliance with its applicable terms and applicable law.

     (C) Schedule 3.18 sets forth a true and correct listing of all employment and confidentiality agreements relating to the Acquired Business and/or to Seller's use of the Assets (other than those agreements of the Seller applicable primarily to the Seller's other businesses), naming each signatory thereto.

     (D) The employees of Seller, with respect to the Acquired Business, are not parties to any collective bargaining agreement with Seller and there are no grievances, disputes or controversies with any union or any other organization of the employees of Seller, or threats of strikes, work stoppages or any pending demands for collective bargaining by any union or organization. Schedule 3.18 lists each of the employees currently primarily engaged in the Acquired Business (other than those employees of Seller providing corporate overhead services to the Acquired Business).

     3.19. Insider Contracts. There are no contracts, agreements, purchase orders, licenses, commitments, leases, agreements, understandings or arrangements, including loan arrangements, between Seller and any of its officers, directors or shareholders, or any related or affiliated person, corporation or other entity which primarily relate to the Acquired Business, except as set forth on Schedule 3.19 attached hereto and made part hereof, or as set forth and identified as such on any other Schedule hereto (a true and correct and complete copy of each such written document and a true, correct and complete written description of each such oral relationship having heretofore been delivered by Seller to Buyer). Without limiting the generality of the foregoing, the Seller has not entered into any patent licensing or similar agreement with Anthony Duryea or his assigns (other than the employment agreement between Anthony Duryea and Seller listed on Schedule 3.18).

     3.20. Other Material Contracts. There are no other (i.e., not identified on one or more of the foregoing Schedules hereto) written or oral material contracts, agreements, understandings and arrangements which relate in any manner to the Acquired Business or the Assets and to which Seller is a party or by which Seller is bound (other than contracts of the Seller applicable primarily to the Seller's other businesses) ("material contracts"). For purposes of this Section 3.20, "material" shall mean containing an obligation (i) requiring, or reasonably anticipated to require, the payment of more than $5,000 in the aggregate, or (ii) not terminable by Seller, without penalty, within one year after the Closing Date, or (iii) any loan, credit or financing agreement for any future loans, credits or financing, or (iv) of guaranty or suretyship irrespective of the term or amount involved.

     3.21. Customers. Attached hereto, made part hereof and marked Schedule 3.21 is a true and correct listing of each customer of Seller in respect of the Acquired Business. Seller has no reason to believe that there will be any adverse change in any such relationship, whether as a result of the consummation of the transactions provided for by this Agreement or otherwise.

     3.22. Taxes. Seller has timely and properly filed all federal, state, local and foreign tax returns and reports and forms relating to the Acquired Business and/or the Assets which Seller is or has been required to file, either on its own behalf or on behalf of its employees or other persons or entities, including but not limited to income, profits, franchise, sales, use, occupation, property, excise, ad valorem, and payroll (including employee taxes withheld), and all such returns and reports and forms are true and correct and complete in all respects. Seller has paid all taxes, including penalties and interest and any other additions thereto, if any, which have become due pursuant to such returns or reports or forms or pursuant to assessments received by Seller with respect to the Acquired Business and/or the Assets, and there is no further liability (whether or not disclosed on such returns or reports or forms or assessments). All taxes (including all interest and penalties thereon and additions thereto) required to be withheld by Seller in respect of the Acquired Business and/or the Assets have been duly and timely withheld, and such withheld taxes have been either duly and timely paid to the proper governmental authority or properly set aside in accounts for such purpose and, to the extent due on or prior to the Closing Date, will be duly and timely paid to the proper governmental authority. No waiver has been granted, and on or prior to the Closing Date no waiver will be granted, extending the time for examination of any of such returns. Seller, with respect to the Acquired Business and/or the Assets, has not filed a consent of any type described in Section 341 (f) of the Code.

     3.23. Environmental Matters. Seller (i) is currently in compliance with all applicable Environmental Laws pertaining to its operation of the Acquired Business, and has obtained all permits and other authorizations needed to operate the facilities of the Acquired Business, (ii) has not violated any applicable Environmental Law in the operation of the Acquired Business, and
(iii) is unaware of any present requirements of any applicable Environmental Law which is due to be imposed upon it and which will increase its cost of complying with such Environmental Laws in the operation of the Acquired Business. All past on-site generation, treatment, storage and disposal of Waste, including then Hazardous Waste, by Seller and its predecessors pertaining to the Acquired
Business have been done in compliance with the currently applicable Environmental Laws; and all past off-site treatment, storage and disposal of Waste, including Hazardous Waste, generated by Seller and its predecessors pertaining to the Acquired Business have been done in compliance with the then currently applicable Environmental Laws. As used in this Agreement, the terms
(i) "Environmental Laws" include but are not limited to any federal, state or local law, statute, charter or ordinance, and any rule, regulation, binding interpretation, binding policy, permit, order, court order or consent decree issued pursuant to any of the foregoing, which pertains to, governs or otherwise regulates any of the following activities, including without limitation (a) the emission, discharge, release or spilling of any substance into the air, surface water, groundwater, soil or substrata; (b) the manufacturing, processing, sale, generation, treatment, storage, disposal, labeling or other management of any waste, hazardous substance or hazardous waste, and (ii) "Waste," "Hazardous Substance," and "Hazardous Waste" include any substance defined as such by any applicable environmental law.

     3.24. Compliance with Other Laws. Seller's operation of the Acquired Business has complied in all material respects with all governmental laws, statutes, rules, regulations and orders not addressed in Section 3.23, and has secured all necessary and material permits and authorizations and licenses issued by, federal, state, local and foreign agencies and authorities, applicable to the operation of the Acquired Business, properties and operations (including but not limited to those concerned with energy, pollution control, franchising and other distribution arrangements, antitrust and trade regulation, civil rights, labor and discrimination, safety and health, zoning and land use), the violation of which (or, in the case of necessary permits, authorizations or licenses, the failure to secure) could have a material adverse effect on the business, operations, properties or Assets, or on the condition, financial or otherwise, of the Acquired Business. A complete list of all such permits, authorizations and licenses is attached hereto, made part hereof and marked
Schedule 3.24. All such permits, authorizations and licenses are valid and in full force and effect, Seller is in compliance with their requirements, and no proceeding is pending or, to the best of Seller's knowledge, threatened to revoke or amend any of them. Except as set forth on Schedule 3.24, none of such permits, authorizations and licenses is or will be in any way impaired or affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     3.25. Absence of Conflict or Breach. The execution, delivery and performance of this Agreement by Seller will not conflict with or result in a breach of any of the terms, conditions or provisions of the Certificate of Incorporation or By-laws of Seller, or of any law, statute, rule or regulation of any governmental authority, or conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree or ruling of any court or arbitration tribunal or governmental authority to which Seller is subject, or of any provision of any contract, agreement, understanding or arrangement to which Seller is a party or by which Seller is bound, including, without limitation, any contracts, licenses, agreements, understandings or arrangements listed on any of the Schedules hereto or any other material contract, or constitute a material default thereunder, or give to others any interests or rights thereunder, including any rights of acceleration, termination or cancellation, in or with respect to the business or assets of Seller.

     3.26. Consents and Approvals. Except as set forth on Schedule 3.26, there are no authorizations, consents, approvals or notices required to be obtained or given or waiting periods required to expire in order that this Agreement
(including, without limitation, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and the transactions provided for herein may be consummated by Seller without giving rise to any liability or material loss of rights by Seller of the Acquired Business.

     3.27. Litigation. There are no actions at law or in equity, or arbitration proceedings, or claims or investigations, pending or, to the best knowledge of Seller, threatened, or state of facts existing which could give rise to any such action, proceedings, claim or investigation, to which Seller is (or, in the case of threatened actions, would be) a party which would adversely affect the Acquired Business or any of the Assets or which might impair the ability of Seller to perform this Agreement; there are no proceedings pending or, to the best knowledge of Seller, threatened against Seller by or before any governmental board, department, commission, bureau, instrumentality or agency relating primarily to the Acquired Business.

     3.28. No Undisclosed Information. To Seller's knowledge, no representation, warranty or covenant by Seller in this Agreement or in any Schedule or certificate furnished by or on behalf of Seller in connection with this Agreement contains any untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading.

4.       Representations and Warranties of Buyer.

     Buyer represents and warrants to Seller, as of the date hereof and as of the Closing Date, as follows:

     4.1. Corporate Status. Buyer is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Delaware.

     4.2. Corporate Power and Authority. The execution and delivery by Buyer of this Agreement and the performance by Buyer of its obligations hereunder have been duly authorized by all required limited liability company action of Buyer. Buyer has the limited liability company power to enter into and perform its obligations under this Agreement in accordance with its terms and has no contractual or other restriction upon its so doing. This Agreement and each of the other agreements, documents and instruments contemplated hereby constitutes and will constitute the valid and legally binding obligation of Buyer in accordance with its terms.

     4.3. Litigation. There is no action, suit or proceeding pending, or to the best knowledge of Buyer, threatened against or affecting Buyer which questions the legality or propriety of the transactions contemplated by this Agreement.

     4.4. Disclosure. No representation, warranty or covenant by Buyer in this Agreement or in any certificate furnished by or on behalf of Buyer in connection with this Agreement contains any untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading.

     5. Intentionally Omitted.

     6. Covenants of Seller.

     (A) To assure that Buyer will realize the value and goodwill inherent in the Acquired Business and the Assets, Seller covenants and agrees that from and after the date of this Agreement and for a period of five years after the Closing Date, neither Seller nor any entity under Seller's direct or indirect control shall:

     (1) directly or indirectly (a) engage in (as an owner, partner, consultant or otherwise) any business which would be competitive with the Acquired Business in any manner, whether with respect to the design, development, manufacture or sale of mass spectrometers or any other business currently conducted by the Acquired Business or the sale, license, manufacture or marketing of infrared gas analyzers or quadropole analyzers, anywhere in the world; or (b) acquire or retain any financial interest having a fair value in excess of the greater of $5,000 in, or 5% of the equity of, any business which is so engaged; or

     (2) directly or indirectly (a) induce any of Seller's customers with respect to the Acquired Business to patronize any business similar to any of those described in clause (1) above; (b) canvass, solicit or accept from any of Seller's customers with respect to the Acquired Business any business similar to any of those described in clause (1) above; or (c) request or advise any individual or company which is a customer of Seller with respect to the Acquired Business to withdraw, curtail or cancel any such customer's business with Buyer; or

     (3) directly or indirectly, at any time following the Closing Date, in any way utilize, disclose, copy, reproduce or retain in its possession any of the Intellectual Property provided that Seller may retain copies of Intellectual Property that is in the public domain (other than as a result of Seller's breach of this Agreement).

     Seller acknowledges and agrees that the foregoing restrictions set forth in this Section 6(B) are reasonable in scope and duration and are necessary to protect Buyer after the Closing Date. If, however, any provision of this Section 6(B) is under any circumstances adjudged by a court of competent jurisdiction to be invalid or unenforceable, the same will in no way affect any other provision of Section 6(B) or any other part of this Agreement, the application of such provision in any other circumstances or the validity or enforceability of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination will have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases in order to render the provision enforceable, and in its reduced form such provision will then be enforceable and will be enforced. Upon breach of any provision of Section 6(B) of this Agreement, Buyer will he entitled to injunctive relief since the remedy at law would be inadequate and insufficient. In addition to such injunctive relief, Buyer shall be entitled to such damages as it can show it has sustained by reason of such breach.

     (B) Seller further covenants and agrees that from and after the Closing Date it shall:

     (1) Upon Buyer's request (and at Buyer's expense), promptly provide to Buyer all pertinent facts and documents relating to any of the Intellectual Property as may be known and accessible to Seller, and Seller, at Buyer's expense, will testify as to the same in any proceeding, interference, litigation and adversarial proceeding related thereto and will promptly execute and deliver, at Buyer's expense, to Buyer or Buyer's legal representative any and all papers, instruments or affidavits required to apply for, obtain, maintain, issue and enforce any of the Intellectual Property which may be necessary to carry out the purposes thereof;

     (2) Cooperate with Buyer to ensure an orderly transition in respect of those employees of Seller who accept employment with Buyer from and after the Closing Date; and

     (3) Use its reasonable efforts, upon the request and at the expense of Buyer, to make available to Buyer all of Seller's rights and benefits under the 1997 Purchase Agreement and to otherwise cooperate with Buyer to enable Buyer to enjoy the practical realization thereof.

     (C) Seller hereby covenants and agrees that from and after the date of this Agreement, except as may be required by law, rule or regulation or court order, Seller and each entity which is now or hereafter under Seller's direct or indirect control shall:

     (1) Subject to Seller's rights set forth in Section 17 hereof, at all times preserve the confidentiality of the Assets, including, but not limited to, each of the items of the Intellectual Property, and all data, documents, financial reports and other information primarily relating to the past, present and future operations of the Acquired Business, whether now possessed by Seller or acquired by Seller prior to or after the Closing Date (collectively, the "Confidential Information"). Seller agrees that it shall take all steps necessary or advisable to ensure that each entity now or hereafter directly or indirectly controlled by Seller, and all officers, directors, employees, agents and representatives of Seller, and any entity which is now or hereafter directly or indirectly controlled by Seller, at all times keep the Confidential Information confidential and do not divulge any of the Confidential Information to any other person, firm or entity without Buyer's prior written consent.

     (2) At no time during the two year period after the Closing Date, initiate, solicit, encourage or, make, have or engage in any communications, whether written or oral and whether private or public, with or to any person, firm or entity (other than Buyer or Buyer's officers, directors, employees, agents and representatives) concerning the future conduct or business prospects of the Acquired Business, the adequacy, sufficiency, usefulness or quality of the Assets, including, but not limited to, any of the Intellectual Property, or Buyer's ability to operate the Acquired Business in a profitable manner. Seller agrees that each shall take all steps necessary or advisable to ensure that each entity now or hereafter directly or indirectly controlled by Seller, and all officers, directors and management employees of Seller and such entities, and all technical and sales personnel of Seller who have worked directly or indirectly with the Assets, comply in all respects with the provisions of this
Section 6(C) provided, that if an individual was, but no longer is, an officer, director, employee or otherwise considered personnel of the Seller or its affiliates, Seller shall use its commercially reasonable efforts to enforce any confidentiality agreements entered into by such individual with Seller, at Buyer's expense.

     (3) Notwithstanding the foregoing paragraphs (1) and (2), the parties hereto expressly agree that statements relating to the expenses incurred by Seller relating to the Acquired Business and statements concerning Seller's decision to sell the Assets and the Acquired Business that are consistent with and in the nature of prior public statements made by Seller or that are otherwise required or appropriate by law shall not constitute a violation of the restrictions set forth in the two immediately preceding paragraphs.

     (D) Seller further covenants that it shall (i) pay all stamp, sales, use, value added, documents, excise, property transfer, recording, registration and other similar taxes and charges ("Transfer Taxes") attributable to the transfer of the Assets to Buyer pursuant to this Agreement and (ii) shall prepare and timely file all returns and reports and forms required to be filed in respect of the Transfer Taxes.

     (E) Seller further covenants and agrees that, promptly after the Closing Date, it shall request the return of all Confidential Information provided to potential purchasers of the Acquired Business and it shall take all other reasonable actions requested by Buyer (and at Buyer's expense) to enforce its rights under any confidentiality or similar agreements with any such potential purchasers.

     7. Intentionally Omitted.

     8. Conditions to Obligations of Buyer.

     The obligations of Buyer hereunder shall be subject to the following conditions, any or all of which may be waived in writing by Buyer:

     8.1. Representations, Warranties and Covenants. Each of the representations and warranties of Seller set forth in Article III hereof shall be true and correct on and as of the Closing Date with the same effect as if made at such time; and Seller shall have in all respects performed and complied with each of the agreements, covenants, stipulations, terms and conditions hereof applicable to it.

     8.2. FIRPTA Certificate. Seller shall have delivered to Buyer a certificate, as contemplated under and meeting the requirements of Section 1.1445-2(b)(2)(i) of the treasury regulations, to the effect that Seller is not a foreign person within the meaning of the Code and the applicable treasury regulations.

     8.3. Intentionally Omitted.

     8.4. Delivery of Assets to be Acquired. Seller shall have delivered the Assets to Buyer, free and clear of all Liens other than Permitted Encumbrances.

     8.5. No Litigation. No action or proceeding shall have been instituted or threatened to set aside the transactions provided for herein or to enjoin or prevent the consummation thereof.

     8.6. Required Consents. All required or advisable governmental and other third party consents and approvals for the consummation of the transactions provided for herein shall have been secured, including, but not limited to, all third party consents required by the terms of the applicable agreement to be obtained in connection with the assignment to and assumption by Buyer of the various leases, contracts, licenses and other agreements of Seller as provided herein, all of which are listed on Schedule 8.6 hereto.

     8.7. Satisfaction of Liens. Seller shall have caused to be removed all Liens on the Assets other than the Permitted Encumbrances, and shall have furnished evidence thereof to Buyer.

     8.8.  Employment  Agreements.  Each of the  employees  of Seller  listed on
Schedule 3.18 which Buyer elects to hire, other than Anthony N. Duryea, shall have resigned their employment with Seller, accepted employment with Buyer effective upon consummation of the transactions contemplated hereby and executed a Confidentiality Agreement with Buyer acceptable to Buyer. Each of Anthony N. Duryea's, Gary M. Duryea's and Alan B. Celo's employment agreement with Seller listed on Schedule 3.18 hereof shall have been terminated without any future liability of any kind on behalf of Buyer and Anthony N. Duryea shall have executed and delivered an Employment Agreement with Buyer in a form acceptable to Mr. Duryea and Buyer.

     8.9. Documents. Seller shall have executed and delivered all documents and instruments necessary or appropriate to consummate the transactions contemplated hereby, including, but not limited to, each of those documents and instruments provided for in Section 2.5, and all such other documents reasonably requested by Buyer in connection with the consummation of the transactions contemplated by this Agreement.

     9. Conditions to Obligations of Seller.

     The obligations of Seller hereunder shall be subject to the following conditions, any or all of which may be waived in writing by Seller:

     9.1. Representations, Warranties and Covenants. Each of the representations and warranties of Buyer set forth in Article IV hereof shall be true and correct on and as of the Closing Date with the same effect as if made at such time; and Buyer shall have in all respects performed and complied with each of the agreements, covenants, stipulations, terms and conditions hereof applicable to Buyer.

     9.2. No Litigation and Lack of Consent. No action or proceeding shall have been instituted or threatened to set aside the transactions provided for herein or to enjoin or prevent the consummation thereof; and all required governmental consents and approvals for the consummation of such transactions shall have been secured.

     9.3. Delivery of Purchase Price. Buyer shall have delivered the Purchase Price to Seller.

     10. Indemnification.

     10.1. Indemnification by Seller. Seller agrees to indemnify Buyer and its affiliates (together with its successors and assigns) and hold them harmless from and against and with respect to, and to pay and reimburse such indemnified persons for: any and all damage, loss, liability, deficiency, claim, expense (including any reasonable attorney and accountant fees, legal costs or expenses), action, suit, proceeding, demand, assessment or judgment to or against Buyer (and/or its affiliates) or an appeal of any of the foregoing, whether or not resulting from third-party claims, arising out of or in connection with:

     (A) any Retained Liability;

     (B) any breach or violation of, or non-performance by, Seller of any of its representations, warranties, covenants or agreements contained in this Agreement or in any document, certificate or schedule required to be furnished pursuant to this Agreement;

     (C) any actual or alleged infringement of any third-party patent right in any of the countries covered by the patents or patent applications set forth in
Schedule 3.11 issued or published prior to the third anniversary of the Closing Date arising out of or in connection with the commercial exploitation of any matter covered by any of the claims set forth in U.S. Patent No. 5,304,799 titled "Cycloidal Mass Spectrometer and Ionizer For Use Therein" issued April 19, 1994 (the "Patent"), except to the extent such actual or alleged infringement is attributable to additions or modifications to cycloidal mass spectrometers which have not been completely or substantially developed prior to the Closing by Seller, as reflected in any design, drawing, prototype, computer software or other tangible embodiment of any such development in existence on the Closing Date and made available to Buyer on or prior to the Closing Date, provided, however, that:

     (i) in the event Buyer makes a product covered by a patent or patent application in Schedule 3.11 that contains an optional addition or optional modification that is not reasonably necessary in order to implement the invention disclosed and claimed in the relevant patent or patent applications in
Schedule 3.11 (an "Optional Addition"), Seller shall not be obligated to indemnify Buyer against a claim of patent infringement by a third-party arising out of Buyer's use of such Optional Addition up to and including the date that Buyer receives an Infringement Notice (defined below) with respect to such Optional Addition if Buyer had, at the time of its commercialization of the product utilizing such Optional Addition, a commercially reasonable alternative to such Optional Addition that would have caused Buyer's product not to have infringed such third-party patent or any other patent (an "Alternative") and
(ii) if, with respect to an Optional Addition, Buyer receives a cease and desist letter or a patent notification letter or is sued claiming that such Optional Addition is infringing a third party patent (an "Infringement Notice"), Buyer, as a condition precedent to any right of indemnification with respect to the claim set forth in such Infringement Notice hereunder, shall (A) determine whether there is an Alternative to the applicable Optional Addition and (B) obtain an opinion of qualified counsel as to the validity and enforceability of such third party patent and whether it is infringed by the Optional Addition. Such opinion shall, at minimum, be based on a review of the product, the patent alleged to be infringed and its file history. In the event that there is no Alternative, Seller shall remain liable with respect to its indemnification obligations in connection with the actual or alleged infringement of such third-party patent by such Optional Addition from and after the date of Buyer's receipt of the Infringement Notice, whether or not counsel has determined that the third-party patent is valid, enforceable and/or infringed by such Optional Addition. In the event that there is an Alternative and Buyer does not implement an Alternative, Seller shall not be liable with respect to its indemnification obligations in connection with the actual or alleged infringement of such third-party patent by such Optional Addition from and after the date of Buyer's receipt of the Infringement Notice, whether or not counsel has determined that the third-party patent is valid, enforceable and/or infringed by such Optional Addition. In all cases, if Buyer determines that there is an Alternative, and Buyer chooses to implement such Alternative, Seller shall remain liable with respect to its indemnification obligations hereunder with respect to the use of such Alternative to the extent otherwise applicable. Notwithstanding anything in this proviso to the contrary, if Buyer has notified Seller of its receipt of an Infringement Notice or any other claim or charge made by a third party which would be subject to indemnification under this Article X, Seller may, at its option, negotiate in good faith with the appropriate third parties to obtain, at Seller's expense, a license for Buyer from such third party, provided that Buyer shall have the right to approve the terms and conditions of any such license, which approval shall not be unreasonably withheld. Buyer shall promptly provide to Seller copies of all opinions of counsel obtained under this section. This proviso shall not be interpreted to expand in any way Seller's indemnification obligations set forth elsewhere in this Article X;

         and

     (D)   Transfer   Taxes  for  which  Seller  is   responsible   pursuant  to
Section 6(E).

     10.2. Indemnification by Buyer. Buyer shall indemnify Seller (together with its successors and assigns) and hold it harmless from, against and with respect to: any and all damage, loss, deficiency, expense (including any reasonable attorney and accountant fees, legal costs or expenses), action, suit, proceeding, demand, assessment or judgment to or against Seller or an appeal of any of the foregoing arising out of or in connection with:

     (A) any debt, obligation, claim, commitment, liability or damage specifically assumed by Buyer pursuant to this Agreement, incurred or accrued against Buyer subsequent to the Closing Date or arising out of the business activities of Buyer subsequent thereto except to the extent the same is a Retained Liability or is the subject of any right to indemnification of Buyer under Section 10.1 hereof; and

     (B) any breach or violation of, or nonperformance by, Buyer of any of its representations, warranties, covenants or agreements contained in this Agreement or in any document, certificate or schedule required to be furnished pursuant to this Agreement.

     10.3. Notice of Claims. If any claim is made by or against a party which, if sustained, would give rise to a liability of another party hereunder, that party (the "Claiming Party") shall within ten (10) days thereafter cause notice of the claim to be delivered to the other party (the "Indemnifying Party") and shall afford the Indemnifying Party and its counsel, at the Indemnifying Party's sole expense, the opportunity to defend or settle the claim (and, with respect to claims made by third parties, the Claiming Party shall have the right to participate at its sole expense), provided that the failure of any Claiming Party to give such notice shall not relieve the Indemnifying Party of its indemnification obligations hereunder except to the extent that such failure results in a lack of actual notice to the Indemnifying Party and the Indemnifying Party is materially prejudiced as a result of such failure to give notice. Any notice of a claim shall state, with reasonable specification, the alleged basis for the claim and the amount of liability asserted by or against the other party by reason of the claim, to the extent then known. Failure by an Indemnifying Party to notify a Claiming Party in writing of the Indemnifying Party's election to defend or settle any such claim within ten (10) days after notice thereof shall have been delivered to the Indemnifying Party shall be deemed a waiver by the Indemnifying Party of its right to defend or settle such claim. If notice is given and the Indemnifying Party fails to assume the defense of the claim in writing within ten (10) days thereof, the claim may be defended, compromised or settled by the Claiming Party without the consent of the Indemnifying Party and the Indemnifying Party shall remain liable under this
Article X. Except for claims related to Retained Liabilities or assumed by Buyer as provided in Section 1.3, claims made for a breach of representation or warranty under Section 3.4 hereof and claims related to fraud or willful misconduct (as to which foregoing claims no deductible shall apply), no party shall be required to indemnify any other party until a Twenty-Five Thousand Dollar ($25,000) deductible (the "Deductible") has been exceeded. The aggregate liability of any party hereto under the provisions of this Article X shall be limited to an amount not to exceed $1,500,000 plus the aggregate amount of all Earn-Out Payments made by Buyer under Section 11 hereof (the "Cap") provided, however, that:

     (A) the Cap shall not apply to any claim that Buyer may have for indemnification pursuant to this Article X to the extent that such claim relates to a Retained Liability, fraud or willful misconduct by Seller, provided that, if such claim relates to a Retained Liability, Buyer gives Seller the opportunity to assume the defense or settlement of such claim in accordance with the foregoing provisions of this Section 10.3; and

     (B) the Cap shall not apply to any claim that Seller may have for indemnification pursuant to this Article X to the extent that such claim relates to a liability or obligation assumed by Buyer as provided in Section 1.3 or the operation of the Acquired Business after the Closing Date, provided that Seller gives Buyer the opportunity to assume the defense or settlement of such claim in accordance with the foregoing provisions of this Section 10.3.

     10.4. Survival of Indemnity Obligation. The rights of Buyer and Seller to assert claims for indemnification set forth in Sections 10.1 and 10.2 shall survive the Closing Date and shall expire:

     (A) with respect to all claims other than third party claims, claims related to the nonpayment of taxes or other similar claims pursuant to any federal, state, county or other local taxing statutes, claims made for a breach of representation or warranty under Section 3.4 and claims subject to subclause
(D) below, on the second (2nd) anniversary of the Closing Date;

     (B) with respect to claims relating to the nonpayment of taxes or other similar claims pursuant to any federal, state, county or other local taxing statutes, or with respect to Transfer Taxes, upon the expiration of ninety (90) days following the date on which the running of the statute of limitations with respect to any such claim shall bar such assessment and collection of claim;

     (C) with respect to third party claims against Buyer or its successors or assigns relating to any actual or alleged infringement of any third-party patent right in any of the countries covered by the patents or patent applications set forth in Schedule 3.11 arising out of or in connection with the commercial exploitation of any matter covered by any of the claims set forth in the applicable patent or patent application in such country (as such right to assert claims for indemnification is limited by the terms of Section 10.1(C) hereof), on the third (3rd) anniversary of the Closing Date; provided, however, that the right to assert claims for indemnification with respect to such third party claims shall expire on the second (2nd) anniversary of the Closing Date in the event that, prior to such anniversary, Buyer or its successors or assigns shall have sold or otherwise transferred the applicable patent or patent application to a third party that is unaffiliated with Buyer; and

     (D) (1) except as specifically set forth to the contrary in paragraph (C) of this Section 10.5, with respect to Buyer's claims for indemnification relating to Retained Liabilities and liabilities arising out of the business activities of Seller prior to the Closing Date, and (2) with respect to claims for indemnification by Seller relating to liabilities specifically assumed by Buyer as provided in Section 1.3 of this Agreement, upon the expiration of ninety (90) days following the date on which the running of all applicable statute of limitations applicable to any such claim shall bar initiation of legal proceedings with respect to such claim.

     10.5. Exclusive Remedy. The remedies provided in this Section 10 shall be the exclusive remedies for any breach of this Agreement (other than with respect to Sections 6, 11, 12, 14 and 21.7 hereof).

     11. Earn-Out Payments.

     11.1. General. Subject to the terms set forth herein, Buyer shall make the Earn-Out Payments (as defined in Section 11.3(A) below) on or before 60 days after the end of each Earn-Out Year (as defined in Section 11.2 below). The right to receive the Earn-Out Payments shall represent only a right to receive a cash payment and shall not include any attributes of common stock and shall not entitle Seller to any rights of any kind other than as specifically set forth herein.

     11.2. Definitions. (A) "Earn-Out Year" shall refer to each calendar year beginning with 2001 and ending the earlier of (i) 2012 and (ii) the first year during which there are no Valid Patent Claims (whether due to the expiration, revocation or cancellation of the Patent or otherwise, but subject to the proviso at the end of Section 11.2(C)).

     (B) "Eligible Product" shall mean any product of Buyer (or its affiliates, successors and assigns, as the case may be; as used in this Article XI, "Buyer" shall be deemed to include Buyer and its successors and assigns) (x) in which a Valid Patent Claim is part of such product's operation or performance or incorporated into such product's design or structure and shall also include any product designed by Buyer with a principal purpose of circumventing the Earn-Out Payments, and (y) which has been shipped to a country where a Valid Patent Claim exists in a commercial arrangement under which revenues are received by Buyer or its affiliates (under the meaning with respect thereto in the Securities
Exchange Act of 1934, as amended). Without limiting the generality of the foregoing, the parties agree as follows: (i) a product that would otherwise be an Eligible Product that is shipped for no immediate consideration, but with the expectation of the development of a commercial relationship with the receiver of the product shall not be deemed to be an Eligible Product unless and until the earlier of (i) payment being made on or in connection with such product or (ii) the date that is 150 days after such product's shipment, unless such product has been returned to Buyer prior to such date; (ii) a product that would otherwise be an Eligible Product that is shipped as a replacement of a previously shipped Eligible Product shall not be deemed to be an Eligible Product, (iii) a product that is returned to the Buyer, its successors or assigns or any licensee of Buyer or its successors or assigns for a refund shall not be deemed to be an Eligible Product and; (iv) an Eligible Product shall not be deemed to have been shipped more than once.

     (C) "Valid Patent Claims" shall mean the claims of the patents and pending applications listed on Schedule 3.11 hereto which have been granted or are pending on the date hereof and which have not expired or been revoked, canceled, nullified or finally held invalid ("Patent Rights"), and any and all
Improvements (defined below) thereof. The term "Improvements" means any improvement, enhancement, extension or modification of such Patent Rights and any patentable or non-patentable process or development of any kind based on or derived from such Patent Rights; provided that no Valid Patent Claim shall be deemed to have expired, been revoked, canceled, nullified or finally held invalid if such event is caused directly or indirectly by an Improvement initially developed by Buyer or its affiliates, successors or assigns after the Closing Date or by the failure of Buyer to pay required fees or expenses, or to take any other ministerial actions required to maintain such Valid Patent Claim.

     (D) "Prime Rate" means the rate of interest reported as the "prime rate" in the money rates section of the Wall Street Journal on the date an Earn-Out Payment is due and owing.

     11.3. Earn-Out Payments. (A) Patent Revenues. Notwithstanding anything in this Agreement to the contrary, no payment of any kind shall be due or payable by Buyer under this Section 11 for the first 550 Eligible Products (such cumulative amount, the "Patent Threshold"). Commencing with the Earn-Out Year during which the Patent Threshold is exceeded, and thereafter at the end of each subsequent Earn-Out Year, Buyer shall, subject to the other provisions of this
Section 11, make a payment to Seller (individually, an "Earn-Out Payment", and, collectively, the "Earn-Out Payments") for each Eligible Product subsequent to Buyer's reaching the Patent Threshold as follows:

     (1) Buyer shall pay to Seller an amount equal to the sum of (i) $1,000 for each Eligible Product for non-medical applications (other than Portable Products (defined below)) ("Industrial Products"), (ii) $375 for each Eligible Product for medical applications ("Medical Products") plus (iii) $650 for each Eligible Product that is portable, special-purpose mass spectrometer with an average selling price of no greater than $12,500 ("Portable Products"), until the aggregate amount of the Earn-Out Payments made for all Earn-Out Years by Buyer to Seller hereunder equals $1 million;

     (2) thereafter, Buyer shall pay to Seller an amount equal to the sum of (i) $300 for each Industrial Product, (ii) $100 for each Medical Product plus (iii) $225 for each Portable Product until the aggregate amount of all Earn-Out Payments made by Buyer to Seller under Sections 11.3(A)(1) and 11.3(A)(2) equals $2.5 million; and

     (3) thereafter, Buyer shall pay to Seller an amount equal to the sum of (i) $150 for each Industrial Product, (ii) $50 for each Medical Product and (iii) $100 for each Portable Product until there ceases to be an Earn-Out Year.

     For the avoidance of doubt, the parties agree that under no circumstances will any Earn-Out Payments be due or owing with respect to the first 550 Eligible Products.

     11.4. Earn-Out Statement. (A) Within 60 days after the end of each Earn-Out Year, Buyer shall prepare and deliver to Seller (i) a statement (an "Earn-Out Statement"), certified by its Chief Financial Officer, attesting to the conformity of the principles used in calculating the Earn-Out Payment to the provisions of Section 11 hereof, which statement shall include reasonable supporting documentation with respect to such calculation; and (ii) pay Seller the Earn-Out Payment which Buyer has calculated to be due.

     (B) The Earn-Out Statement shall, at Seller's option, be subject to review and verification by an independent public accounting firm or other representative of Seller's choice. If Seller chooses to conduct such a review, it shall also have the right to review the Earn-Out Statement from the Earn-Out Year ended immediately prior to the most recently ended Earn-Out Year (the "Prior Earn-Out Statement"), provided that Seller did not previously conduct such a review of the Prior Earn-Out Statement. Such review will be at Seller's expense, unless such accounting firm shall discover a discrepancy (as finally determined pursuant to the procedures of this Section 11.4) of at least fifteen percent of the Earn-Out Payment (or Earn-Out Payments, as the case may be) in question, in which case the fees of such accounting firm shall be paid by Buyer both with respect to the review which uncovered the discrepancy and to a review of the Prior Earn-Out Statement. Buyer shall permit Seller and its representatives to have reasonable access to the data and information on which the Earn-Out Statement (or Earn-Out Statements, as the case may be) was prepared and to Buyer's employees and/or representatives who assisted in its preparation to the extent necessary to verify such information.

     (C) If Seller agrees with the Earn-Out Statement for the most recently ended Earn-Out Year (the "Current Earn-Out Statement") and the calculation of the Earn-Out Payment therein (the "Current Earn-Out Payment"), Seller shall send written notice of acceptance thereof to Buyer. Except in the case of fraud or willful misconduct on the part of Buyer, Seller shall be deemed to have accepted the Current Earn-Out Statement and the Current Earn-Out Payment indicated therein, along with the Prior Year Earn-Out Statement, if applicable, unless within 60 days after the date of delivery of the Current Earn-Out Statement, Seller gives written notice to Buyer of an objection to any item thereon (the "Objection Notice"), which Objection Notice shall specify in reasonable detail the basis for such objection. The Objection Notice shall also specify any objections Seller has with respect to the Prior Earn-Out Statement, if applicable. If Seller gives such an Objection Notice, Buyer and Seller shall attempt in good faith to resolve the dispute as promptly as possible.

     (D) If Buyer and Seller have not been able to agree upon a resolution of the dispute within 30 days after the date Seller gave such Objection Notice, such dispute shall be resolved fully and finally in Pittsburgh, Pennsylvania by an arbitration governed by the American Arbitration Association, provided that a sole arbitrator shall be employed. The arbitration shall be governed by the state equivalent of the Federal Arbitration Act, 9 U.S.C. 1016, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The parties shall have 10 days from the end of the discussion between Buyer and Seller to agree upon a mutually acceptable person to act as arbitrator. The arbitrator shall be a neutral person (i.e., a person not affiliated with either of the parties) and shall have the capacity to make the judgments required to calculate the applicable Earn-Out Payment. If no arbitrator has been selected within such time, Buyer and Seller shall jointly request the American Arbitration Association or another mutually agreed upon organization to supply with 10 days of such request a list of potential arbitrators with qualifications as specified by the parties in the joint request. Within five days of receipt of the list, Buyer and Seller shall independently rank the proposed candidates, shall simultaneously exchange rankings, and shall be deemed to have selected as the arbitrator the individual receiving the highest combined ranking who is available to serve. If there is a tie, then the tie shall be broken by putting the names on slips of paper, mixing them up and having one party draw one slip of paper. If Buyer or Seller shall not cooperate in the selection of the arbitrator, the other may solely select the arbitrator utilizing the procedures set forth herein. The costs of arbitration shall be apportioned between Buyer and Seller as determined by the arbitrator in such manner as the arbitrator deems reasonable taking into account the circumstances of the case, the conduct of the parties during the proceeding, and the result of the arbitration. Any arbitration proceeding shall be concluded in a maximum of one month from the date of the Objection Notice. All negotiations pursuant to this Section shall be treated as compromise and settlement negotiations for purposes of Rule 408 of the Federal Rules of Evidence and comparable state Rules of Evidence. All negotiation and arbitration proceedings under this Section shall be treated as confidential information in accordance with the provisions of Section 6 (C) (1) hereof. Any arbitrator shall be bound by an agreement containing confidentiality provisions at least as restrictive as those contained in such Section. Nothing herein shall preclude Seller or Buyer from seeking equitable relief to prevent any immediate, irreparable harm to its interest, including multiple breaches of this Agreement. Otherwise, these procedures are exclusive and shall be fully exhausted prior to the initiation of any litigation. Either party may seek specific enforcement of any arbitrator's decision under this Section 11.4. The other party's only defense to such a request for specific enforcement shall be fraud by or on the arbitrator. Upon final determination of the appropriate amount of applicable Earn-Out Payment in question, the unpaid portion of such amount shall be paid in accordance with the provisions of Section 11.5.

     11.5. Payment. Buyer shall pay the unpaid portion (if any) of the Earn-Out Payment for any Earn-Out Year no later than 5 days after the date the Earn-Out Payment has been conclusively determined (whether pursuant to an agreement between Buyer and Seller or pursuant to the arbitrator's decision in accordance with Section 11.4) in cash or by check. Buyer shall pay to Seller interest at two percent (2%) above the Prime Rate on any such unpaid portion of the Earn-Out Payment owed for the period beginning 60 days after the end of the Earn-Out Year to which an Earn-Out Payment relates until such Earn-Out Payment is paid in full.

     11.6. Buy-Out Provisions. (a) In the event that Buyer desires to sell or transfer the Patent or an interest in the Patent (excluding, for the avoidance of doubt, any non-exclusive license of the Patent), or to sell or otherwise transfer all, or substantially all of its assets, including the Patent, whether pursuant to a sale of stock or assets, a merger, or otherwise (each, a "Buy-Out Event"), Buyer shall, prior to consummating any such Buy-Out Event, at its option (i) provide for the transferee or merged, consolidated or combined entity (as the case may be) to assume all of the remaining obligations of Buyer set forth in this Section 11 (in which case Buyer shall be automatically released from any further obligation to make any payments to Seller under this
Section 11) or (ii) if and only if Buyer is not an "affiliate" (under the meaning with respect thereto as set forth in the Securities Exchange Act of 1934, as amended) of any of the other parties to the Buy-Out Event, irrevocably agree to pay Seller the Buy-Out Payment (defined below) as finally determined pursuant to the terms hereof. If Buyer pays Seller the Buy-Out Payment, all further obligations of Buyer (or its successors and assigns) pursuant to this
Section 11 shall immediately cease, and no further payments shall be payable hereunder to the Seller.

     (b) "Buy-Out Payment" means (x) if the Buy-Out Event is consummated prior to December 31, 2003, the sum of (i) the greater of (A) $1 million and (B) the Present Value Payment (defined below) and (ii) the Earn-Out Payment that would be owed to Seller if the then current Earn-Out Year ended on the effective date of the Buy-Out Event or (y) if the Buy-Out Event is consummated on or after December 31, 2003, the sum of (i) the Present Value Payment and (ii) the Earn-Out Payment that would be owed to Seller if the then current Earn-Out Year ended on the effective date of the Buy-Out Event.

     (c) "Present Value Payment" means the aggregate Earn-Out Payments that would be payable from the date of the Buy-Out Event through the final Earn-Out Year if the highest Earn-Out Payment prior to the Buy-Out Event were duplicated for each remaining Earn-Out Payment for each remaining Earn-Out Year (including the portion of the Earn-Out Year from the date of the Buy-Out Event to December 31 of such Earn-Out Year), discounted to the date of the Buy-Out Event using a 10% discount factor. In the event that the Buy-Out Event occurs prior to December 31, 2001, the highest Earn-Out Payment (for purposes of the first sentence of this Section 11.6(c)) shall be determined by multiplying the Earn-Out Payment for 2001 that would be due and owing if there were no additional Eligible Products in 2001 after the Buy-Out Event by a fraction, the numerator of which shall be 365 and the denominator of which shall be the number of days that have expired in such Earn-Out Year upon the date of the Buy-Out Event.

     (d) Any dispute between Buyer and Seller with respect to the amount of any Buy-Out Payment shall be resolved in accordance with the same procedures set forth in Section 11.4(D); it being understood that so long as Buyer delivers to Seller an irrevocable statement agreeing to pay the Buy-Out Payment in accordance with procedures set forth in Section 11.4(D), Buyer may consummate the Earn-Out Event without the consent of Seller.

     12. Prorations and Allocations.

     (A) The adjustments referred to in this Section 12(A) shall reflect, in accordance with generally accepted accounting principles, the principle that all expenses (other than those expenses which are a part of the liabilities to be assumed or retained by Seller in accordance with this Agreement) and income arising out of the Assets or the Acquired Business which are attributable to the period after August 31, 2000 (the "Cut-Off Date") are for the account of Buyer, and all expenses and income arising out of the Assets or the Acquired Business which are attributable to the period on or before the Cut-Off Date are for the account of Seller. To the extent possible at Closing, Seller shall pay to Buyer or Buyer to Seller, as the case may be, the amount calculated as being due to one party by the other after netting all of the adjustments necessary to reflect the foregoing principle.

     (B) Any of the foregoing adjustments which is not capable of calculation at the Closing shall be finally adjusted and payable ninety (90) days following the Closing Date.

     (C) For purposes of this Agreement, any liability for any tax attributable to a period which begins before and ends after the Cut-Off Date shall be apportioned between the portion of such period ending on the Cut-Off Date and the portion beginning on the day after the Cut-Off Date (x) in the case of real and personal property taxes, by apportioning such taxes on a per diem basis and
(y) in the case of all other taxes, on the basis of the actual activities of the Acquired Business, as determined from the books and records of the Acquired Business for such partial period.

     13. Costs and Expenses.

     Seller shall pay all fees and expenses incurred by it in connection with the transactions provided for hereunder including the fees and expenses of its counsel and accountants; and Buyer shall pay all expenses incurred by it in connection with the transactions provided for hereunder, including the fees and expenses of its counsel and accountants.

     14. Absence Broker or Finder.
     Seller  represents  and  warrants  to Buyer  that,  except  as set forth on
Schedule 14 hereto, no broker or finder acted or is acting for Seller in connection with the transactions provided for in this Agreement, and Buyer represents and warrants to Seller that no broker or finder acted or is acting for it in connection therewith. Each party shall, without limitation, indemnify, defend and hold the others harmless from and against any cost, expense (including reasonable attorneys' fees) claim, loss or liability in connection with a claim by any broker, consultant or finder claiming to have dealt with the indemnifying party. The provisions of this Section 14 shall survive the Closing indefinitely.

     15. Instruments of Further Assurance.

     Each of the parties hereto agrees, upon the request of any other party hereto, from time to time to execute and deliver to such other party all such instruments and documents of further assurance or otherwise as shall be reasonable under the circumstances, and to do any and all such acts and things as may reasonably be required to carry out the obligations of such requested party hereunder and to consummate the transactions provided for herein, including without limitation, all such instruments as may be necessary to vest in Buyer all properties, rights and assets of every kind, character or description which hereafter may become the property of Seller under the terms of Seller's Employment Agreement with Anthony N. Duryea listed on Schedule 3.18 hereof.

     16. Right of Buyer to Nominate Related Company.

     Buyer shall have the right to nominate any company which is a direct or indirect wholly-owned subsidiary of Buyer, to acquire all or any portion the Acquired Business and the Assets in Buyer's stead. In the event that Buyer nominates such subsidiary, Buyer may assign the Agreement and any and all of
Buyer's rights under this Agreement to such subsidiary. Upon any such assignment, such subsidiary shall be entitled to the same rights, and shall be subject to the same liabilities, that Buyer has hereunder, and Buyer covenants and agrees that it will cause such subsidiary to perform in accordance with the provisions hereof.

     17. News Releases.

     No notices to third parties or other publicity, including press releases, concerning any of the transactions provided for herein shall be made unless planned and coordinated jointly between Buyer and Seller, unless Seller is advised by counsel that a news release or disclosure is required or appropriate and Seller is unable to comply with the terms of this Article after making reasonable efforts to do so. Notwithstanding the foregoing, the parties agree that Seller may describe generally in press releases and periodic reports to the Securities Exchange Commission the assets transferred hereunder, the purchase price paid for such assets and the identity of the Buyer, provided that the Buyer and Seller shall agree as to the text of the initial press release describing the transaction contemplated by this Agreement.

     18. Successors and Assigns.

     This Agreement shall be binding upon and shall inure to the benefit of the respective successors and assigns of the parties hereto, but, except as provided for in Sections 11.7(a) and 16 hereof, shall not be assigned by any party hereto without the prior written consent of the other party.

     19. Governing Law.

     This Agreement shall be interpreted and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     20. Execution in Counterparts.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one and the same document.

     21. Miscellaneous.

     21.1. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matters hereof and supersedes all negotiations, preliminary agreements and all prior or contemporaneous discussions and understandings of the parties hereto in connection with the subject matters hereof.

     21.2. Amendments. No amendment, change or modification of any of the terms, provisions or conditions of this Agreement shall be effective unless made in writing and signed or initialed on behalf of the parties hereto by their duly authorized representatives.

     21.3. Headings and Captions. The titles or captions of Articles and Sections in this Agreement are provided for convenient reference only, and shall not be considered a part hereof for purposes of interpreting or construing or applying this Agreement, and such titles or captions shall not define, limit, extend, explain or describe the scope or extent of this Agreement or any of its terms or conditions.

     21.4. Gender and Number. Words and phrases herein shall be construed in the singular or plural number and as masculine, feminine or neuter gender, according to the context.

     21.5. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered when delivered personally, by registered or certified mail, by legible facsimile transmission or by overnight courier (fare prepaid) addressed as follows:

                  If to Buyer, to:
                         Fred Allardyce
                         Monitor Acquisition Co. LLC
                         c/o Kelso & Company
                         320 Park Avenue
                         New York, NY 10022
                         Telecopy: (212) 223-2379

                  with a copy to:
                         Stephen R. Hertz, Esq.
                         Debevoise & Plimpton
                         875 Third Avenue
                         New York, NY 10022
                         Telecopy: (212) 909-6836

                  If to Seller, to:
                         Lee B. Foster, II
                         Chairman and Chief Executive Officer
                         L.B. Foster Company
                         Foster Plaza
                         P.O. Box 2806
                         Pittsburgh, PA 15230
                         Telecopy: (412) 928-7891

                  with a copy to:
                         David L. Voltz, Esq.
                         General Counsel
                         L.B. Foster Company
                         Foster Plaza
                         P.O. Box 2806
                         Pittsburgh, PA 15230
                         Telecopy: (412) 928-7891

     or to such address as such party may indicate by a notice delivered to the other parties hereto. Notice shall be deemed received the same day (when delivered personally), five (5) days after mailing (when sent by registered or certified mail), the same business day (when sent by facsimile) and the next business day (when delivered by overnight courier). Any party to this Agreement may change its address to which all communications and notices may be sent by addressing notices of such change in the manner provided.

     21.6. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated unless such invalidity, voidance or unenforceability prevents the conveyance, transfer and assignment of the Acquired Business and the Assets to Buyer as contemplated in this Agreement.

     21.7. Bulk Sales. Buyer, on the one hand, and Seller, on the other hand, each agree to waive compliance by the other with the bulk sales law of any jurisdiction in connection with the transactions contemplated hereby. Seller hereby does indemnify and hold Buyer harmless from and against, and shall pay and reimburse Buyer for, any cost, expense (including reasonable attorneys' fees) or liability resulting from the claims of creditors with respect to such bulk sales laws. This Section 21.7 shall survive the Closing indefinitely.

     21.8. No Third Party Beneficiaries. The parties hereto do not intend to confer any benefit hereunder on any person (including any employees or former employees of Seller or employees hired by Buyer), firm or corporation other than the parties hereto and their respective successors and assigns.

     21.9. No Waiver. No waiver of any breach of any agreement or provision contained herein shall be deemed effective unless specifically set forth in writing by the party so waiving and no such waiver shall be deemed a waiver of any preceding or succeeding breach thereof or of any other agreement or provision contained herein. No extension of time for performance of any obligations or acts shall be deemed an extension of the time for performance of any other obligations or acts.

     21.10. Schedules and Exhibits. Each of the Schedules and Exhibits attached hereto are incorporated herein by reference and made a part of this Agreement.

     21.11. Knowledge. As used herein, Seller's knowledge shall be interpreted to mean the actual knowledge of the executive officers of Seller.

===============================================================================

IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Purchase and Sale to be executed on the day and year first written above.


                                  L.B. FOSTER COMPANY


                                  /s/Lee B. Foster
                                  By:Lee B. Foster II
                                  Title: Chief Executive Officer


                                  MONITOR ACQUISITION CO. LLC


                                  /s/Fred A. Allardyce
                                  By:Fred A. Allardyce
                                  Title: